SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) May 10, 2005
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                                       FNB Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


                101 Sunset Avenue, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

       On May 10, 2005, FNB Corp. (the "Corporation") announced the signing of a definitive agreement to acquire United Financial, Inc., a bank holding company located in Graham, North Carolina. The agreement provides that FNB will issue a combination of common stock and cash for the outstanding shares of United common stock. United shareholders will be given the option of receiving 0.6828 shares of FNB common stock, $14.25 in cash, or a combination of stock and cash for each share of United common stock held. Based on a value per share of $14.25, the total transaction value is approximately $24.6 million.

     The press release issued by the Corporation announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     The acquisition, subject to regulatory approval, is expected to close during the fourth quarter of 2005.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1 Press release dated May 10, 2005 announcing the signing of a definitive agreement to acquire United Financial, Inc., a bank holding company based in Graham, North Carolina


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FNB CORP.

Date: May 10, 2005                       By /s/ Jerry A. Little
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                                               Jerry A. Little
                                               Secretary and Treasurer